[As amended April 2001]

                         ARTICLES OF INCORPORATION
                                    of
                      CHUGACH ELECTRIC ASSOCIATION, INC.

KNOW ALL MEN BY THESE PRESENTS: That we, the undersigned, being natural persons of the age of twenty-one years or more and citizens of the United States of America and residents of the Territory of Alaska, have this day united and associated ourselves for the purpose of forming a non-profit cooperative association under and by virtue of Article VII, Chapter XI of the Compiled Laws of Alaska, 1933, and all laws mandatory, thereof and supplemental thereto, and we do hereby make, sign and acknowledge, in quadruplicate the following articles of incorporation:

                                ARTICLE I

                 The name of this Corporation shall be:
                   CHUGACH ELECTRIC ASSOCIATION, INC.

                                ARTICLE II

The purpose or purposes for which this Corporation is formed are:

(a) To generate, manufacture, purchase, acquire, and accumulate electric energy; to transmit, distribute, furnish, sell, and dispose of such electric energy; and to construct, erect, purchase, lease as lessee, and in any manner to acquire, own, hold, maintain, operate, sell, dispose of, lease as lessor, exchange, and mortgage plants, buildings, works, machinery, supplies, apparatus, equipment, and electric transmission and distribution lines or systems necessary, convenient, or useful for carrying out and accomplishing any or all of the foregoing purposes;

(b) To carry on the general business of the production transmission, distribution, and sale of steam or superheated water, or other by-products created as a result of engaging in any other business activity included in this Article, for heating, lighting, and power purposes, or any other purpose, and for the carrying on of all business incident thereto; to acquire, build, construct, own, maintain and operate, as necessary or convenient, lands, buildings, structures, dams, machinery, pipes, and other devices; to acquire and hold water and flowage rights; and to acquire, lease, hold, and occupy lands and the use thereof, or easements therein, all to the extent that may be necessary or desirable in carrying out the objects of this provision;

(c) To acquire, own, hold, use, exercise, sell, mortgage, pledge, hypothecate, and in any manner dispose of franchises, rights, privileges, licenses, rights of way, and easements necessary, useful, or appropriate to accomplish any or all of the purposes of the Corporation;

(d) To purchase, receive, lease as lessee, or in any other manner acquire, own, hold, maintain, use, convey, sell, lease as lessor, exchange, mortgage, pledge, or otherwise dispose of any and all real and personal property, or any interest, therein, necessary, useful, or appropriate to enable the Corporation to accomplish any or all of its purposes;

(e) To assist its members to wire their premises and install therein electrical and plumbing appliances, fixtures, machinery, supplies, apparatus, and equipment of any and all kinds and character (including, without limiting the generality of the foregoing, such as are applicable to water supply and sewage disposal), and, in connection therewith and for such purposes, to purchase, acquire, lease, sell, distribute, install and repair electrical and plumbing appliances, fixtures, machinery, supplies, apparatus and equipment of any and all kinds and character, (including, without limiting the generality of the foregoing, such as are applicable to water supply and sewage disposal), and to receive, acquire, endorse, pledge, guarantee, hypothecate, transfer, or otherwise dispose of notes and other evidences of indebtedness and all security therefor;

(f) To borrow money, to make and issue bonds, notes and other evidences of indebtedness, secured or unsecured, for moneys borrowed, or in payment for property acquired, or for any of the other objects or purposes of the Corporation; to secure the payment of such bonds, notes, or other evidences of indebtedness by mortgage or mortgages, or deed or deeds of trusts upon, or by the pledge of or other lien upon, any or all of the property, rights, privileges, and permits of the Corporation, wheresoever situated, acquired or to be acquired;

(g) To do and perform any and all acts and things, and to have and exercise any and all powers, as may be necessary or convenient to accomplish any or all of the foregoing purposes, or as may be permitted by the Act under which the Corporation is formed.

                                ARTICLE III

Section 1. The Corporation is not organized for profit and shall not have authority to issue capital stock.

Section 2. Any person or other legally recognized entity, body politic or subdivision thereof, shall become a member in the Corporation by:

     (a) filing a written application for membership therein;

     (b) agreeing to purchase from the Corporation electric energy as hereinafter specified;

     (c) agreeing to comply with and be bound by the articles of incorporation of the Corporation and the bylaws and such rules and regulations as may from time to time be adopted by the board of directors; and

     (d) paying the membership fee hereinafter specified; provided, however, that no person, entity, body politic, or subdivision thereof shall become a member unless and until he or it has been accepted for membership by the board of directors or the members.

The by-laws may provide for appeal by an applicant to a meeting of the members. No person, entity, body politic, of subdivision thereof, may own more than one
(1) membership in the Corporation.

A husband and wife may jointly become a member and their application for a joint membership may be accepted in accordance with the foregoing provisions of this section provided the husband and wife comply jointly with the provisions of the above subdivisions (a), (b), and (d).

Section 3. The membership fee shall be five dollars ($5.00), but the by-laws may provide for additional fees to be paid by members requesting more than one service connection.

Section 4. Each member may, as soon as electric energy shall be available, purchase from the corporation all electric energy used on the premises referred to in the application of such member for membership, and shall pay therfor monthly rates which shall from time to time be fixed by resolution of the board of directors; provided, however, that the electric energy which the Corporation shall furnish to any member may be limited to such an amount as the board of directors shall from time to time determine and that each member shall pay to the Corporation such minimum amount per month as shall be fixed by the board of directors from time to time, regardless of the amount of electric energy consumed. Each member shall also pay all obligations which may from time to time become due and payable by such member to the Corporation as and when the same shall become due and payable.

Section 5. The private property of the members of the Corporation shall be exempt from execution for the debts of the Corporation and no member shall be individually liable or responsible for any debts or liabilities of the corporation.

                              ARTICLE IV

The principal place of business of the Corporation shall be at Anchorage, Alaska.

                               ARTICLE V

The Corporation shall have perpetual existence.

                               ARTICLE VI

The number of directors of this corporation shall be seven (7). The names and post office addresses of the directors who shall manage the affairs and business of the corporation for the first year, or until their successors shall have been elected and shall have qualified, are as follows:

         Name                               Post Office Address

Leo H. Wilder                               Anchorage, Alaska
Arthur Dawe                                 Anchorage, Alaska
Merrill Chitty                              Anchorage, Alaska
Clarence D. Smith                   Anchorage, Alaska
C. P. Plumb                                 Anchorage, Alaska
Burl A. Tudor                               Anchorage, Alaska
Raymond M. Wilson                   Anchorage, Alaska


                              ARTICLE VII

The names and places of residence of the persons forming this Corporation are as follows:

         Name                               Place of residence
         ----                               -------------------

         Leo H. Wilder                      Anchorage, Alaska
         Arthur Dawe                        Anchorage, Alaska
         Merrill Chitty                     Anchorage, Alaska
         Clarence D. Smith                  Anchorage, Alaska
         C. L. Plumb                        Anchorage, Alaska
         Burl A. Tudor                      Anchorage, Alaska
         Raymond M. Wilson                  Anchorage, Alaska

IN WITNESS WHEREOF, we have hereunto set our hands and seals, in quadruplicate, this 10th day of February, 1948.

                                              /s/ LEO H. WILDER (SEAL)
                                              -----------------
                                              /s/ ARTHUR DAWE  (SEAL)
                                              ---------------
                                              /s/ MERRILL CHITTY (SEAL)
                                              ------------------
                                              /s/ CLARENCE D. SMITH, JR.  (SEAL)
                                              --------------------------
                                              /s/ C. L. PLUMB  (SEAL)
                                              -----------------
                                              /s/ BURL A. TUDOR  (SEAL)
                                              -----------------
                                              /s/ RAYMOND M. WILSON  (SEAL)
                                              ---------------------


UNITED STATES OF AMERICA   )
                                    ) ss
TERRITORY OF ALASKA                 )

I, J. L. MCCARREY, JR. A NOTARY PUBLIC in and for the Territory of Alaska, do hereby certify that Leo H. Wilder, Arthur Dawe, Merrill Chitty, Clarence D. Smith, C. L. Plumb, Burl A. Tudor and Raymond M. Wilson, who are personally known to me to be the persons whose names are signed to and who executed the foregoing articles of incorporation of the Chugach Electric Association, Inc., appeared before me this day in person and severally acknowledged to me that they signed, sealed, executed and delivered the said articles of incorporation, in quadruplicate, as their free voluntary act for the uses and purposes therein set forth.

WITNESS my hand and notarial seal, in quadruplicate, at Anchorage, Alaska, in the Territory of Alaska, this 10th day of February, 1948.
                                           /s/  J. L. MCCARREY JR.
                                           -----------------------
                                           Notary Public in and for Alaska
                                           My commission expires:4-25-50
ENDORSED
FILED in the District Court
Territory of Alaska, Third Division
         June 18, 1948
M.E.S. BRUNELLE, Clerk
by Virginia Olson, DEPUTY